EXHIBIT 1.3

THIS PURCHASE WARRANT MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED PRIOR TO ______________, 2000. THE REGISTERED HOLDER OF THIS PURCHASE WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE WARRANT PRIOR TO THAT DATE OTHER THAN TO AN OFFICER OR PARTNER OF SUCH HOLDER.

NOT EXERCISABLE PRIOR TO ________, 2000.  VOID AFTER 5:00 P.M.
MOUNTAIN TIME, ________, 2004.

                                PURCHASE WARRANT

                    FOR THE PURCHASE OF UP TO 115,000 SHARES
                                       OF

                            SFBC INTERNATIONAL, INC.
                            (A DELAWARE CORPORATION)

         THIS CERTIFIES THAT, in consideration of $115.00 aggregate purchase price duly paid by Schneider Securities, Inc., its successors or assigns as provided herein (the "Holder"), as registered owner of this Purchase Warrant, to SFBC International, Inc. (the "Company"), is entitled to at any time or from time to time at or after ________, 2000 and at or before 5:00 p.m. Mountain Time, ________, 2004 ("Termination Date"), but not thereafter, to subscribe for, purchase and receive up to 115,000 Shares ("Shares") of common stock, par value $.001 per share ("Common Shares") of the Company. This Purchase Warrant is exercisable at $_____ per Share so purchased ("the Exercise Price"), upon presentation and surrender of this Purchase Warrant and upon payment of the Exercise Price for such of the Shares at the principal office of the Company; provided, however, that upon the occurrence of any of the events specified in the Statement of Rights of Purchase Warrant, a copy of which is attached as Annex I hereto and by this reference made a part hereof, the rights granted by this Purchase Warrant, including the number of Shares to be received upon such exercise, shall be adjusted as therein specified. If the Termination Date is a day on which banking institutions are authorized by law to close, then this Purchase Warrant may be exercised in accordance with the terms herein on the next succeeding day which is not such a day on which banking institutions are authorized by law to close. During the period ending on the Termination Date, the Company agrees not to take any action that would terminate the Purchase Warrant.

         The Exercise Price may be paid in cash, by check or by the surrender to the Company of that number of the Shares which is calculated by multiplying (i) the total number of Shares by (ii) the Exercise Price and (iii) dividing the product by the then-current inside offer, on the date of exercise, of the underlying securities (the "Cashless Exercise Price"). The Cashless Exercise Price may be tendered pro rata by the holder or holders of less than all the Shares hereunder as the case may be.

         Upon exercise of this Purchase Warrant, the form of election attached hereto must be duly executed and the instructions for registration of the Shares acquired by such exercise must be completed. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern Time, on the Termination Date, then, from and after such date and time, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

         The registered Holder of this Purchase Warrant, by its acceptance hereof, agrees that it will not sell, transfer or assign or hypothecate this Purchase Warrant prior to ________, 2000 to anyone other than an officer or partner of such Holder or other firm(s) which shall have participated in the public offering of the Company's securities (SEC File No. 333-_____) to which this Purchase Warrant relates. Subsequent to that date, this Purchase Warrant may be assigned by the Holder in whole or in part by execution by the Holder of the form of assignment, a copy of which is attached hereto, to certain persons, including dealers or their officers or partners. In the event of any assignment made as aforesaid, the Company, upon request and surrender of this Purchase Warrant by the Holder at the principal office of the Company accompanied by payment of all transfer taxes, if any, payable in connection therewith, shall transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such aggregate number as shall be contemplated by any such agreement.

         Notwithstanding anything herein to the contrary, each certificate for securities purchased under this Purchase Warrant shall bear a legend as follows:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933 ("the Act"). The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

         The Purchase Warrant Holder agrees for itself and all subsequent owners, that before any disposition is made of any securities purchased pursuant to the Purchase Warrant, the owner shall give written notice to the Company describing briefly the manner of any such proposed disposition. The securities shall not be transferred unless and until (i) the

Company has received the opinion of counsel for such owners that the securities may be sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act"), or (ii) a Registration Statement relating to such securities has been filed by the Company and made effective by the Securities and Exchange Commission (the "Commission").

         Subject to the above, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment and funds sufficient to pay any transfer tax, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Common Shares purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

         Upon receipt of the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute an additional contractual obligation on the part of the Company.

         The Company upon request, and subject to the availability of audited financial statements which would comply with Regulation S-B or S-X under the 1933 Act, agrees to register expeditiously on one separate occasion the Purchase Warrant and the securities underlying the Purchase Warrant and will file on such occasion a registration statement, or Notification under Form 1-A, under the 1933 Act, covering such Purchase Warrant or the securities underlying the Purchase Warrant within twenty business days after receipt of each such request. Such request must be made at any time during a period of four years beginning one year from the effective date of the offering. In connection with the request the Company shall bear all expenses, one time only, attendant to registering the securities. The Company agrees to use its best efforts to cause the filing required herein to become effective to qualify or register the Purchase Warrant and/or the securities underlying the Purchase Warrant. In addition, for a period of six years beginning one year after the effective date of the offering, the holders of the Purchase Warrant shall have the right to include such securities as part of any other registration of securities, other than on Forms S-4, S-8 or other inappropriate form, filed by the Company and the Company agrees to give the holders thereof not less than forty (40) days written notice thereof, including any terms or conditions, prior to the filing of any such registration statement with the Commission.

         The Company will also cooperate with the then Holder(s) of the Purchase Warrant or securities issued upon the exercise of the Purchase Warrant in preparing and signing any Registration Statement or Notification, in addition to the registration rights hereinabove provided, required in order to sell or transfer the Common Shares underlying this Purchase Warrant and will supply all information required therefor; but such additional Registration or Notification shall be at the then Holder(s) cost and expense. The Company's agreements with respect to registration of the securities will continue in effect regardless of the exercise or surrender of this Purchase Warrant.

         In no event shall this Purchase Warrant (or the securities issuable upon full or partial exercise hereof) be offered or sold except in conformity with the 1933 Act.

         This Purchase Warrant shall be governed by, and construed in accordance with, the laws of the State of Colorado, without regard to its conflicts of laws principles.

         IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officers and to be sealed with the seal of the Company as of this ____day of _________________, 1999.

                                            SFBC INTERNATIONAL, INC.

                                            By:
                                               ---------------------------------
                                                     Lisa Krinsky, President

( S E A L )

                                            ATTEST:
                                                   -----------------------------
                                                     Secretary

                                     ANNEX I

                            SFBC INTERNATIONAL, INC.

                     STATEMENT OF RIGHTS OF PURCHASE WARRANT

         (a) In the event, prior to the expiration of the Purchase Warrant to which this Statement of Rights is attached ("Warrant") by exercise or by its terms, the Company shall issue any of its Common Shares as a share dividend or shall subdivide the number of outstanding Common Shares into a greater number of shares, then, in either of such events, the then applicable Exercise Price per share of Common Stock purchasable pursuant to this Warrant in effect at the time of such action shall be reduced proportionately and the number of shares of the Common Shares at that time purchasable pursuant to this Warrant shall be increased proportionately; and, conversely, in the event that the Company shall reduce the number of outstanding Common Shares by combining such shares into a smaller number of shares, then, in such event, the then applicable Exercise Price per Share purchasable pursuant to this Warrant in effect at the time of such action shall be increased proportionately and the number of Common Shares at that time purchasable pursuant to this Warrant proportionately shall be decreased. Any dividend paid or distributed upon the Common Shares in shares of any other class of the Company or securities convertible into Common Shares shall be treated as a dividend paid in Common Shares to the extent that the Common Shares are issuable upon the conversion thereof.

         (b) In the event, prior to the expiration of this Warrant by exercise or by its terms, the Company shall be recapitalized by reclassifying its outstanding Common Shares (other than into shares with a different par value, or by changing its outstanding Common Shares to Shares without par value), or in the event the Company or a successor corporation shall consolidate or merge with or convey all or substantially all of its, or of any successor corporation's, property and assets to any other corporation or corporations (any such other corporation being included within the meaning of the term "successor corporation" hereinbefore used in the context of any consolidation or merger of any other corporation with, or the sale of all or substantially all of the property of any such other corporation to, another corporation or corporations), or in the event of any other material change in the capital structure of the Company or of any successor corporation by reason of any reclassification, reorganization, recapitalization, consolidation, merger, conveyance or otherwise, then, as a condition of any such reclassification, reorganization, recapitalization, consolidation, merger or conveyance, a prompt, proportionate, equitable, lawful and adequate provision shall be made whereby the Holder of this Warrant shall thereafter have the right to purchase, upon the basis and the terms and conditions specified in this Warrant, in lieu of the securities of the Company theretofore purchasable upon the exercise of this Warrant, such shares, securities or assets as may be issued or payable with respect to or in exchange for the number of securities of the Company theretofore purchasable upon the exercise of this Warrant had such reclassification, reorganization, recapitalization, consolidation, merger or conveyance not taken place; and in any such event, the rights of the Holder of this Warrant to any adjustment in the number of Common Shares or Warrants purchasable upon exercise of this Warrant, as hereinbefore provided, shall continue and be preserved in respect of any shares, securities or assets which the Holder becomes entitled to purchase. Notwithstanding anything herein to the contrary, the provisions of this paragraph (b) shall not apply to a merger with a subsidiary provided the Company is the continuing corporation and provided further such merger does not result in any reclassification, capital reorganization or other change of the securities issuable under this Warrant. The foregoing provisions of this paragraph (b) shall apply to successive reclassifications, capital reorganizations and changes of securities and to successive consolidation, mergers, sales or conveyances.

         (c) In the event the Company, at any time while this Warrant shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates, or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of any such sale, dissolution, liquidation, or winding up such that the Holder of this Warrant may thereafter receive, upon exercise hereof, in lieu of the securities of the Company which it would have been entitled to receive, the same kind and amount of any shares, securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each Common Share of the Company; provided, however, that in the event of any such sale, dissolution, liquidation or winding up, the right to exercise this Warrant shall terminate on a date fixed by the Company, such date so fixed to be not earlier than 5:00 p.m., Mountain Time, on the 45th day next succeeding the date on which notice of such termination of the right to exercise this Warrant has been given by mail to the Holder of this Warrant at such Holder's address as it appears on the books of the Company.

         (d) If the Company should at any time or from time to time hereafter issue or sell any Common Shares (other than the Common Shares which may be purchased under this Warrant) without consideration or for a consideration per share less than the portion of the Exercise Price allocable per Common Share therein in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale, the Exercise Price shall be adjusted to a price (computed to the nearest cent) determined by dividing the sum of (i) the number of Common Shares outstanding immediately prior to such issue or sale multiplied by the portion of the Exercise Price attributable to a Common Share in effect immediately prior to such issue or sale, and (ii) the consideration, if any, received by the Company upon such issue or sale, by the total number of Common Shares outstanding immediately after such issue or sale. For purposes of this paragraph (d), the following provisions (1) to (5) shall also be applicable.

                  (1) In case at any time hereafter the Company shall in any manner grant any right to subscribe for or to purchase, any option for the purchase of Common Shares or any stock or other securities convertible into or exchangeable for Common Shares (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities") other than those comprising a portion of this Warrant, and the minimum price per share for the Common Shares, pursuant to such rights or option or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, by (ii) the total maximum number of Common Shares issuable pursuant to such rights or options or upon the conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of Common Shares issuable pursuant to such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights and options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for said price per share as so determined; PROVIDED, that no further adjustment of the Exercise Price shall be made upon the actual issue of Common Shares so deemed to have been issued; and FURTHER PROVIDED, that, upon the expiration of such rights (including rights to convert or exchange) or options, (A) the number of Common Shares deemed to have been issued and outstanding by reason of the fact that they were issuable pursuant to such rights or options (including rights to convert or exchange) were not exercised, shall no longer be deemed to be issued and outstanding; and (B) the Exercise Price shall forthwith be adjusted to the price which would have prevailed had all adjustments been made on the basis of the issue only of the Common Shares actually issued upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities.

                  (2) In case the Company shall in any manner issue or sell any Convertible Securities, and the minimum price per share for which such Common Shares are issuable upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities by (ii) the total maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of Common Shares issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for said price per share as so determined; PROVIDED, that no further adjustment of the Exercise Price shall be made upon the actual issue of Common Shares so deemed to have been issued; and, FURTHER PROVIDED, that if any such issue or sale of such Convertible Securities is made upon exercise of any right to subscribe for or to purchase or any option to purchase any such Convertible Securities for which an adjustment of the Exercise Price has been or is to be made pursuant to other provisions of this paragraph (d) no further adjustment of the Exercise Price shall be made by reason of such issue or sale; and, FURTHER PROVIDED, that, upon the termination of the right to convert or to exchange such Convertible Securities for Common Shares, (A) the number of Common Shares deemed to have been issued and outstanding by reason of the fact that they were issuable upon conversion or exchange of any such Convertible Securities, which were not so converted or exchanged, shall no longer be deemed to be issued and outstanding, and
         (B) the Exercise Price shall forthwith be adjusted to the price which would have prevailed had all adjustments been made on the basis of the issue only of the number of Common Shares actually issued upon conversion or exchange of such Convertible Securities.

                  (3) In case any Common Shares or Convertible Securities or any rights or options to purchase any such stock or securities shall be issued solely for cash, the consideration received therefor, after deducting therefrom any commission or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance thereof, shall be deemed to be the amount received by the Company therefor. In case any Common Shares or Convertible Securities or any rights or options to purchase any such stock or securities shall be issued for a consideration part or all of which shall be other than cash, then, for the purpose of this paragraph (d), the Board of Directors of the Company shall determine the fair value of such consideration, which is not cash, irrespective of accounting treatment, and such Common Shares, Convertible Securities, rights or options shall be deemed to have been issued for an amount of cash equal to the value of such consideration other than cash so determined by the Board of Directors plus any cash received therefor. The reclassification of securities other than Common Shares into securities including Common Shares shall be deemed to involve the issuance for a consideration other than cash of such Common Shares immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such Common Shares. In case any Common Shares or Convertible Securities or any rights or options to purchase any such stock or other securities shall be issued together with other stock or securities or other assets of the Company for a consideration which includes both, the Board of Directors of the Company shall determine what part of the consideration so received is to be deemed to be consideration for the issue of such Common Shares, Convertible Securities, rights or options.

                  (4) For purposes of paragraphs (a) and (d), in case the Company shall take a record of the holders of any Common Shares for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Shares or in Convertible Securities, or
         (ii) to subscribe for or purchase Common Shares or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (5) For the purpose of this paragraph (d), Common Shares at any relevant time owned or held by, or for the account of, the Company shall not be deemed outstanding.

         Anything in this paragraph (d) or paragraph (a), above, to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price of less than one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least one cent, such change in the Exercise Price shall thereupon be given effect.

         (e) Upon any exercise of this Warrant by the Holder, the Company shall not be required to deliver fractions of any securities; but prompt, proportionate, equitable, lawful and adequate adjustment in the Exercise Price payable by the Holder shall be made in respect of any such fraction of any securities on the basis of the Exercise Price per Unit then applicable upon the exercise of this Warrant.

         (f) In the event, prior to the expiration of this Warrant by exercise or by its terms, the Company shall determine to take a record of its securities holders for the purpose of determining securities holders entitled to receive any share dividend, distribution or other right which will cause any change or adjustment in the number, amount, price or nature of the Common Shares or other shares, securities or assets deliverable upon the exercise of this Warrant pursuant to the foregoing provisions, the Company shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the Common Shares or other shares, securities or assets which will be deliverable upon exercise of this Warrant after the action for which such record will be taken has been consummated.

         (g) The Company may deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

         (h) Whenever the Exercise Price shall be adjusted as required by the provisions of paragraphs (a) or (d) hereof, the Company shall forthwith file in the custody of its Secretary or Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder. Such certificate shall be conclusive as to the correctness of such adjustment.

         (i) This Warrant shall not entitle the Holder hereof to any of the rights of shareholders or to any dividend declared upon the Common Shares unless the Holder shall have exercised this Warrant and purchased the Common Shares prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Shares entitled to such dividend or other right.

         (j) This Warrant is subject in all respects to the terms and provisions of that certain Underwriting Agreement dated _________, 1999, by and between the Company and Schneider Securities, Inc., the Representative of the several underwriters therein and the initial Holder hereof, relating to a public offering of the Company's shares of Common Stock and Common Stock Purchase Warrants.

                      FORM TO BE USED TO EXERCISE WARRANT:

                            SFBC INTERNATIONAL, INC.
                            11190 BISCAYNE BOULEVARD
                           NORTH MIAMI, FLORIDA 33181

Date:___________________, ______

                  The Undersigned hereby elects irrevocably to exercise that certain Purchase Warrant dated ________________, 1999 and to purchase __________ Shares of SFBC International, Inc. called for thereby, and hereby makes payment of $________________ (at the rate of $__________ per Unit) in payment of the Exercise Price pursuant thereto or the surrender herewith of the Purchase Warrant to purchase _______ Shares in consideration of the Cashless Exercise Price pursuant thereto, as the case may be. Please issue the Shares as to which this Warrant is exercised in accordance with the instructions given below.




                                            ----------------------------------
                                            Signature


                                            -----------------------------------
                                            Signature Guaranteed

                 INSTRUCTIONS FOR REGISTRATION OF COMMON SHARES

Name________________________________________________________
                           (Print in Block Letters)

Address______________________________________________________

                       FORM TO BE USED TO ASSIGN WARRANT:

                                   ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Warrant:)

                  FOR VALUE RECEIVED,_________________________________ does
hereby sell, assign and transfer unto______________________________ the right to purchase ____________ Shares of SFBC International, Inc. evidenced by that certain Purchase Warrant dated ________________________ and does hereby irrevocably constitute and appoint ____________________________ attorney to transfer such right on the books of such Company with full power of substitution in the premises.

Dated:  ________________, _____.


                                                     ---------------------------
                                                     Signature



                                                     ---------------------------
                                                     Signature Guaranteed

         NOTICE: The signature to the form to exercise or form to assign must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.